Exhibit 1.1

WOWO LIMITED

(a Cayman Islands holding company)

UNDERWRITING AGREEMENT

[•], 2015

Axiom Capital Management, Inc.

as Representative of the several Underwriters

c/o Axiom Capital Management, Inc.

780 Third Avenue, 43rd Floor
New York, New York 10017

Ladies and Gentlemen:

Wowo Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”) and the Principal Shareholder named herein, confirm their respective agreement with Axiom Capital Management, Inc. (“Axiom”) and each of the other underwriters named in Schedule A-1 hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Axiom is acting as representative (in such capacity, the “Representative”), with respect to the sale through the Underwriters, on a best efforts basis, of [            ] number of American Depositary Shares of the Company (“ADSs”), each representing 18 of the Company’s ordinary shares, par value US$0.00001 per share (the “Ordinary Shares”) (the “Securities”).  The Ordinary Shares represented by the Securities are hereinafter called the “Shares”.

The Company understands that the Underwriters propose to make, on a best efforts basis, a public offering of the Securities as soon as the Underwriters deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.  The minimum offering amount for this offering shall be [            ] ADSs for aggregate proceeds of Forty Million Dollars ($40,000,000).  The Company recognizes that “best efforts” does not assure that the offering will be consummated.  It is understood and agreed that the Underwriters shall not and are under no obligations to purchase any Securities for their own accounts and that this Agreement does not create any partnership, joint venture or other similar relationship between or among the Underwriters and the Company.

The Ordinary Shares to be represented by ADSs are to be deposited pursuant to a deposit agreement (the “Deposit Agreement”), to be dated on or prior the Closing Time (as defined in Section 2(c) hereof), among the Company, Citibank, N.A., as depositary (the “Depositary”), and all holders and beneficial holders of ADSs issued.  Each ADS will initially represent the right to receive 18 Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-201413), including the related preliminary prospectus or prospectuses, covering the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”).  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations.  The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.”  Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.”  The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [    :00 P./A.M.], New York City time, on [INSERT DATE] or such other time as agreed by the Company and the Representative.

“General Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

SECTION 1:                                                   Representations and Warranties.

(a)                                 Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)                                     Registration Statement and Prospectuses.  Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.  The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T.

(ii)                                  Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any date of delivery (each a “Date of Delivery”), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Each preliminary prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Axiom expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading [“Underwriting—Discounts, Commissions and Expense Reimbursements,” the information under the heading “Underwriting—Stabilization” ]in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)                               Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  [The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.]

(iv)                              Certain Contents in the Registration Statement. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Prospectus Summary”, “Risk Factors”, “Use of Proceeds”, “Dividend Policy”, “Enforcement of Civil Liabilities”, “Our History and Corporate Structure”, “Our Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Regulations”, “Management”, “Principal Shareholders”, “Related Party Transactions”, “Description of Share Capital”, “Description of American Depositary Shares”, “Shares Eligible for Future Sale”, “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(v)                                 Contracts or Documents.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(vi)                              Registration Statement on Form F-6.  A registration statement on Form F-6 (File No. 333-202000) in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Representative and, excluding exhibits, to the Representative for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the best of the Company’s knowledge, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(vii)                           Registration Statement on Form 8-A.  A registration statement on Form 8-A (File No. [          ]) in respect of the registration of the Shares and the ADSs under the Securities Exchange Act of 1934, as amended (the “1934 Act”), has been filed with the Commission; such registration statement in the form heretofore delivered to the Representative and, excluding exhibits, to the Representative for each of the other Underwriters, has become effective in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the best of the Company’s knowledge, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(viii)                        Group Structure.  The entities set forth on Schedule D hereto (collectively referred to herein as the “Group Entities”) constitute all of the entities held or controlled directly or indirectly by the Company other than those subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the 1933 Act. Other than the Group Entities, the Company does not own or control, directly or indirectly, any “significant subsidiary” as such term is defined in Rule 1-02(w) of Regulation S-X under the 1933 Act.

(ix)                              Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(x)                                 Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(xi)                              Financial Statements; Non-GAAP Financial Measures.  The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and the Group Entities at the dates indicated and the consolidated results of operations and changes in the consolidated financial position of the Company and the Group Entities for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(xii)                           No Material Adverse Change.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Group Entities considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of the Group Entities, other than those in the ordinary course of business, which are material with respect to the Company and the Group Entities considered as one enterprise, and (C)  there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares.

Since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Company nor any of the Group Entities has: (A) entered into or assumed any contract, (B) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (D) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (A) through (D) above, be material to the Company and the Group Entities, taken as a whole, and that are not otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiii)                        Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Cayman Islands and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xiv)                       Good Standing of Group Entities.  Each of the Group Entities has been duly organized and is validly existing in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding share capital of each of the Group Entities has been duly authorized and validly issued, is fully paid and non-assessable (other than the issued and outstnading share capital of Beijing Wowo Shijie Information Technology Co., Limited, which has not been fully paid but is legally permitted by local Government) and all of the issued and outstanding share capital of each of the Group Entities (other than the VIEs as defined in Schedule D herein) is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  None of the outstanding share capital of any Group Entities were issued in violation of the preemptive or similar rights of any securityholder of such Group Entities. The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21.1 to the Registration Statement and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the 1933 Act.

(xv)                          Capitalization.  The share capital of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus).  The outstanding share capital of the Company has been duly authorized and validly issued and is fully paid and non-assessable.  None of the outstanding shares of capital of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

The holders of outstanding Ordinary Shares, par value US$0.00001 per share, of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus are not entitled to preemptive or other rights to acquire the Shares or the ADSs; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Ordinary Shares or any other class of share capital of the Company except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus under the captions “Description of Share Capital”, “Management— Compensation of Directors and Executive Officers — Share Incentive Plan”, and “Related Party Transactions”; the Shares, when issued and delivered against payment therefor, may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs; the ADSs, when issued and delivered against payment therefor, will be freely transferable by the Company to or for the account of the several Underwriters and (to the extent described in the Registration Statement, the General Disclosure Package and the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares or the ADSs under the laws of the Cayman Islands, the Peoples Republic of China (the “PRC”) or the United States except as described in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Share Capital”, “Description of American Depositary Shares” and “Shares Eligible for Future Sale”; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from any of the Group Entities, or obligation of any of the Group Entities to issue, equity shares or any other class of share capital of any of the Group Entities.

(xvi)                       Validity of VIE Agreements.  Each VIE and VIE Subsidiary (each of such terms as defined on Schedule D hereto) has the legal right, power and authority (corporate and other) to enter into and perform its obligations under each of the agreements and transactions described under the captions “Prospectus Summary — Our History and Corporate Structure”, “Our History and Corporate Structure” and “Related Party Transactions” in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Service Agreements”) to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the Service Agreements to which it is a party; and each of the Service Agreements to which it is a party constitutes a valid and legally binding obligation of such entity, as the case may be, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Each of the Service Agreements is in proper legal form under PRC law for the enforcement thereof against each VIE and each VIE Subsidiary, as the case may be, in the PRC without further action by any of such entities; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the Service Agreements as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC, except that, in accordance with PRC law requirements as of the date of this Agreement, the equity pledge under each of the equity pledge agreements of the Service Agreements shall be registered with the relevant PRC governmental authorities to effect the pledge thereunder; nor is it necessary that any stamp or similar tax be paid on or in respect of any of the Service Agreements. The equity pledge under each of the equity pledge agreements of the Service Agreements has been duly registered with the relevant PRC governmental authorities.

(xvii)                    Non-contravention of VIE Agreements.  The execution and delivery by each VIE and VIE Subsidiary of, and the performance by such entity of its obligations under, each of the Service Agreements to which it is a party and the consummation by such entity of the transactions contemplated therein (the “Service Activities”) did not, do not and will not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such entity is a party or by which such entity is bound or to which any of the properties or assets of such entity is bound or to which any of the properties or assets of such entity is subject, except where such conflict, breach, violation or default would not reasonably be expected to have a Material Adverse Effect; (B) result in any violation of the provisions of the articles of association or business license of such entity; or (C) result in any violation of any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC that are in effect as of the date hereof, including but not limited to the rules and regulations promulgated by the Ministry of Commerce, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange of the PRC, except where such conflict, breach, violation or default would not reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all Governmental Licenses (as defined below) required in connection with the Service Activities have been made or have been obtained unconditionally in writing, and no such Governmental Licenses has been withdrawn or is subject to any condition precedent which has not been fulfilled, performed or waived.

(xviii)                 Material Contracts.  Neither the Company nor any of the Group Entities has sent or received any notice regarding termination of, or intent not to renew (to the extent that such contracts and agreements are of the kind that is typically renewable), any of the material contracts or agreements specifically referred to or described in the Registration Statement, the General Disclosure Package and the Prospectus,  or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been, to the best of the Company’s knowledge, threatened by the Company or any of the Group Entities or any other party to any such contract or agreement.

(xix)                       Merger or Consolidations.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Group Entities has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses.

(xx)                          Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xxi)                       Authorization of the Deposit Agreement.  The Deposit Agreement has been duly authorized and, when executed and delivered by the Company and the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon issuance by the Depositary ADSs and the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxii)                    Authorization and Description of Securities.  The Securities to be issued and sold by the Company through the Underwriters have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.  The Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same.  No holder of Securities will be subject to personal liability by reason of being such a holder.

(xxiii)                 Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the 1933 Act, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and those rights that have been waived.

(xxiv)                Absence of Violations, Defaults and Conflicts.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Group Entities is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of Group Entities is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any Group Entities is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of the Group Entities or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.  The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including (x) the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds” and (y) the consummation of the concurrent private placement as described in the Registration Statement, the General Disclosure Package and the Prospectus) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Group Entities pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any Group Entities or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Group Entities.

(xxv)                   No Approval Required.  No Governmental License is required for the issue and sale of the Shares or the ADSs, for the deposit of the Shares being deposited with the Depositary against issuance of ADRs evidencing the ADSs to be delivered or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except (A) the registration under the 1933 Act of the Shares and the ADSs and listing of the ADSs on the NASDAQ Global Market (the “Nasdaq”), (B) such Governmental Licenses as have been duly obtained and are in full force and effect and copies of which have been furnished to the Representative, and (C) such Governmental Licenses as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the Cayman Islands, Hong Kong, the PRC and the United States in connection with the purchase and distribution of the Shares and ADSs.

(xxvi)                                        Listing of the ADSs.  The ADSs have been approved for listing on the Nasdaq, subject to notice of issuance, and trading is expected to begin on the first trading day immediately following Closing, but in no event later than three (3) Business Days following Closing.

(xxvii)                                     Dividends and Other Distributions.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Shares may under the current laws and regulations of the Cayman Islands be paid to the Depositary in United States dollars and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands or the PRC and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and the PRC and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or Governmental Entity having jurisdiction over the Company or any Group Entities or any of their respective properties (hereinafter referred to as “Governmental Authorizations”) in the Cayman Islands or the PRC.

Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the share capital of the Company may under all applicable laws and regulations of the Cayman Islands and the PRC be paid to such entity’s shareholders, and all such dividends and other distributions will not be subject to withholding or other taxes under the applicable laws and regulations and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and the PRC and without the necessity of obtaining any Governmental Authorization in the Cayman Islands or the PRC.

Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the share capital of Wowo Group Limited may under all applicable laws and regulations of the British Virgin Islands (“BVI”) and the PRC be paid to such entity’s shareholders, and all such dividends and other distributions will not be subject to withholding or other taxes under the applicable laws and regulations and are otherwise free and clear of any other tax, withholding or deduction in the BVI and the PRC and without the necessity of obtaining any Governmental Authorization in the BVI or the PRC.

Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the share capital of Wowo Mall (China) Ltd. may under all applicable laws and regulations of Hong Kong and the PRC be paid to such entity’s shareholders, and all such dividends and other distributions will not be subject to withholding or other taxes under the applicable laws and regulations and are otherwise free and clear of any other tax, withholding or deduction in Hong Kong and the PRC and without the necessity of obtaining any Governmental Authorization in Hong Kong or the PRC.

Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, dividends declared with respect to after-tax retained earnings on the equity interests of any of Beijing Wowo Shijie Information Technology Co., Ltd. may under the laws and regulations of the PRC in effect as of the Applicable Time (which are subject to change, possibly with retroactive effect) be paid to such entity’s shareholders, in Renminbi that may be converted into in U.S. dollars and freely transferred out of the PRC subject to the successful completion of PRC formalities required for such remittances.

(xxviii)                                  No Underwriter Tax Liabilities.  No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands, the PRC or any political subdivision or taxing authority thereof or therein, in connection with: (A) the deposit with the Depositary of the Shares by the Company against the issuance of the ADSs, (B) the sale and delivery by the Company of the Shares and the ADSs to or for the respective accounts of the several Underwriters, (C) the sale and delivery by the Underwriters of the Shares and the ADSs to the initial purchasers thereof in the manner contemplated by this Agreement, or (D) other than nominal stamp duty if this Agreement or any other documents to be furnished hereunder is executed in or brought into the Cayman Islands, this Agreement or any other documents to be furnished hereunder.

All amounts payable by the Company under this Agreement and in respect of the ADRs or the underlying Shares shall be made free and clear of and without withholding or deduction for or on account of any taxes imposed, assessed or levied by the PRC, Cayman Islands or any authority thereof or therein. In the event that any such withholding or deduction is required by law, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. This section 1(a)(xxviii) shall not apply to taxes on net income of an Underwriter imposed as a result of the Underwriter’s connection with the taxing jurisdiction other than a connection arising solely as a result of the transaction contemplated in this Agreement.

(xxix)                Absence of Labor Dispute.  (A) To the knowledge of the Company, no labor dispute with the employees of the Company or any of the Group Entities exists or is imminent, and (B) the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Group Entity’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Group Entities has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the Group Entities, or to any other person.

(xxx)                   Absence of Proceedings.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of the Group Entities, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any Group Entities is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xxxi)                Related Party Transactions.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there is no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of the Group Entities on the one hand and any director or executive officer of the Company or any of the Group Entities or the affiliates or members of the immediate families of such director or executive officer (including his/her spouse, children, any company or undertaking in which he/she holds a controlling interest) on the other hand; (B) there are no material relationships or transactions between the Company or any of the Group Entities on the one hand and their respective affiliates, executive officers, directors or 10% or greater shareholders on the other hand which, although required to be disclosed, are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; and (C) none of the Company or any of the Group Entities is engaged in any material transactions with its directors, executive officers, 10% or greater shareholders, or any other affiliate, including any person who formerly was a director, executive officer and/or 10% or more shareholder, on terms that are not available from unrelated third parties on an arm’s length basis.

(xxxii)                                     Possession of Licenses and Permits.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Company and the Group Entities possesses such permits, licenses, franchises, concessions, orders, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to own, lease, license and use its properties, assets and conduct its business in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus and has made all necessary declarations and filings with the all Governmental Entities or is in the process of updating licenses as of the date of the Registration Statement, except where the failure so to possess, declare or file would not, singly or in the aggregate, result in a Material Adverse Effect.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Group Entities are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor any of the Group Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxxiii)                                  Title to Property.  The Company and the Group Entities have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) would not, singly or in the aggregate, result in a Material Adverse Effect; and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the leases and subleases material to the business of the Company and the Group Entities, considered as one enterprise, and under which the Company or any of the Group Entities holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any Group Entities has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Group Entities under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or the Group Entities to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxxiv)                                 Possession of Intellectual Property.  In each case, except as described in the Registration Statement, the General Disclosure Package and the Prospectus (A) each of the Company and the Group Entities owns, possesses, licenses or has other rights to use or can acquire on reasonable terms the patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Intellectual Property”); (B) none of the material Intellectual Property is unenforceable or invalid; (C) neither the Company nor any of the Group Entities has received any notice alleging infringement, violation or conflict with (and neither the Company nor any of the Group Entities knows of any basis for alleging infringement, violation or conflict with) rights of others with respect to the Intellectual Property that would reasonably be expected to have a Material Adverse Effect on the Company and the Group Entities, taken as a whole; (D) there are no pending or, to the best of the Company’s knowledge, threatened actions, suits, proceedings or claims by others that allege the Company or any of the Group Entities is infringing any patent, trade secret, trademark, service mark, copyright or other intellectual property or proprietary right that would reasonably be expected to have a Material Adverse Effect on the Company and the Group Entities, taken as a whole; F) neither the Company nor any of the Group Entities are in breach of, and the Company and the Group Entities have complied in all respects with all terms of, any license or other agreement relating to the Intellectual Property, except such breach or non-compliance that would not reasonably be expected to have a Material Adverse Effect on the Company or the Group Entities, taken as a whole; (G) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Group Entities is subject to any non-competition or other similar restrictions or arrangements relating to any business or service anywhere in the world; (H) each of the Company and the Group Entities has taken all necessary and appropriate steps to protect and preserve the confidentiality of applicable Intellectual Property (“Confidential Information”); (I) (a) all use or disclosure of Confidential Information owned by the Company or the Group Entities by or to a third party has been pursuant to a written agreement between the Company, the Group Entities and such third party, and (b) all use or disclosure of Confidential Information not owned by the Company or the Group Entities has been pursuant to the terms of a written agreement between the Company, the Group Entities, and the owner of such Confidential Information, or is otherwise lawful, except that in either case the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(xxxv)                                    Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Group Entities is in violation of any applicable statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Group Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Group Entities and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of the Group Entities relating to Hazardous Materials or any Environmental Laws.

(xxxvi)                                 Accounting Controls.  The Company and each of the Group Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxvii)                              Management’s Discussions and Analysis.  The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” (the “MD&A”) in the Registration Statement, the General Disclosure Package and the Prospectus truly and accurately in all material respects describes: (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s Board of Directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent public accountants with regard to such disclosure.

The MD&A truly and accurately describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity, financial condition or results of operations of the Company, and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or the Group Entities, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company or the Group Entities, or the availability thereof or the requirements of the Company or the Group Entities for capital resources.

(xxxviii)                           Payment of Taxes.  The Company and the Group Entities have paid all material taxes required to be paid through the date hereof, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided, and all returns, reports or filings which ought to have been made by or in respect of the Company and the Group Entities for taxation purposes as required by the law of the jurisdictions where the Company and the Group Entities are incorporated, managed or engage in business have been made and all such returns are correct and on a proper basis in all respects, except where failure to make or correctly and properly file any such return, report or filing would not reasonably be expected to have a Material Adverse Effect on the Company and the Group Entities, taken as a whole; no such returns, reports or filings are the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided; the provisions included in the audited consolidated financial statements as set out in the Registration Statement, the General Disclosure Package and the Prospectus included appropriate provisions required under GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become liable; and neither the Company nor any of the Group Entities has received notice of any material tax deficiency with respect to the Company or any of the Group Entities.

(xxxix)                                 Insurance.  The Company and the Group Entities maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice in the geographical locations where the Company and the Group Entities operate to protect the Company and the Group Entities and their respective businesses; all such insurance is in full force.  The Company has no reason to believe that it or any Group Entities will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither of the Company nor any Group Entities has been denied any insurance coverage which it has sought or for which it has applied.  There is no material insurance claim made by or against the Company or any of the Group Entities, pending, outstanding, or, to the best of the Company’s knowledge, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim.

(xl)                                                      Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xli)                                                   PFIC.  The Company was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for its taxable year ended December 31, 2013, does not expect to be a PFIC in the current taxable year ending December 31, 2014 or in the foreseeable future.

(xlii)                                                FPI.  The Company is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.

(xliii)                                             FINRA.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no affiliations or associations between any member of FINRA and the Company; there are no affiliations or associations between (A) any member of FINRA and (B) any of the Company’s executive officers, directors or, to the best of the Company’s knowledge, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(xliv)                                            No Share Offerings.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the 1933 Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xlv)                                               Absence of Manipulation.  Neither the Company nor any of its affiliates has taken, nor will the Company or any of its affiliates take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xlvi)                                            No Finder’s Fee.  There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares and the Securities.

(xlvii)                                         Foreign Corrupt Practices Act.  None of the Company, any of the Group Entities or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Group Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xlviii)                                      Money Laundering Laws.  The operations of the Company and the Group Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any Group Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xlix)                                            OFAC.  None of the Company, any of the Group Entities or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of the Group Entities is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the United Nations Security Council (“UNSC”) (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(l)                                     PRC M&A Rules.  Each of the Company and each of the Company’s directors that signed the Registration Statement is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisition Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006, including the relevant provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange.  The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Initial Registration Statement and each director has confirmed that he or she understands such legal advice, which legal advice is that CSRC’s approval is not required for the listing and trading of the Company’s ADSs on the NASDAQ Global Market in the context of this Offering.  The issuance and sale of the Shares and the ADSs, the listing and trading of the ADSs on the Nasdaq or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement is not and will not be, as of the date hereof or at each Date of Delivery, adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules (collectively, the “PRC Mergers and Acquisitions Rules and Related Clarifications”).

(li)                                  SAFE Registrations.  Each of the Company and the Group Entities that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder, director, officer and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(lii)                               Validity of Choice of Law.  Under the laws of the Cayman Islands, the courts of the Cayman Islands will recognize and give effect to the choice of law provisions set forth in Section 15 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement, subject to the principles and conditions described under the section titled “Enforceability of Civil Liabilities” in the Registration Statement, the General Disclosure Package and the Prospectus; under the laws of the PRC, subject to the conditions described under the section titled “Enforceability of Civil Liabilities” in the Registration Statement, the General Disclosure Package and the Prospectus.

(liii)                            Unlawful Influence.  The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the intent to influence unlawfully (i) a customer or supplier of the Company or any of its subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or any of its subsidiaries, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its subsidiaries or any of their respective products or services.

(liv)                           Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(lv)                              Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(b)                                 Representations and Warranties by the Principal Shareholder.  Maodong Xu (the “Principal Shareholder”) represents and warrants to each Underwriter and to the Company as of the date hereof, as of the Closing Time, and on any Date of Delivery and agrees with each Underwriter and the Company, that the Principal Shareholder has reviewed and is familiar with the Registration Statement, the General Disclosure Package and the Prospectus and none of the General Disclosure Package, the Prospectus any amendments or supplements thereto (including any prospectus wrapper) includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                  Citizenship.  Mr. Xu is a citizen of the PRC, and no application is pending in any other jurisdiction by him or on his behalf for naturalization or citizenship.

(d)                                 Officer’s Certificates.  Any certificate signed by any officer of the Company or the Principal Shareholder and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Principal Shareholder to each Underwriter as to the matters covered thereby.

SECTION 2:                           Sale and Delivery to Underwriters; Closing.

(a)                                 Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, at a price per ADS of $[        ] the Company agrees to issue and sell to the public through the Underwriters, acting as agent for the Company, and the Underwriters agree to offer and sell the Securities for the Company on a best efforts basis pursuant to this Agreement, with a minimum offering size of Forty Million Dollars ($40,000,000). The Underwriters shall offer and sell the Securities on behalf of the Company, on a best efforts basis, to both retail and institutional investors upon the terms and conditions set forth herein.  The Company recognizes that “best efforts” does not assure that the offering will be consummated.

(b)                                 Payment.  The Securities to be purchased hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least 48 hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Underwriters, including, at the option of the Underwriters, through the facilities of DTC, against payment by or on behalf of the purchasers of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified in writing to the Underwriters by the Company upon at least 48 hours’ prior notice. The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on the third business day after the date hereof (unless another time and date shall be agreed to by the Underwriter and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the “Closing Time.”

Subject to the provisions of this Agreement, as compensation for the services rendered, the Company shall cause to be paid to each Underwriter by wire transfer of immediately available funds to one or more accounts designated by such Underwriter, an aggregate amount equal to (i) 6.5% of the gross proceeds received by the Company for the sale of the Securities introduced by the Underwriter; and (ii) 3.5% of the gross proceeds received by the Company for the sale of the Securities introduced by the Company.  The Underwriter agrees that the foregoing compensation, together with any expense reimbursements payable and any compensation payable under Section 4 hereunder, constitutes all of the compensation that the Underwriters shall be entitled to receive in connection with the offering contemplated hereby.

SECTION 3:                           Covenants of the Company.

The Company covenants with each Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will affect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                                 Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall object.  The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)                                  Delivery of Registration Statements.  The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and copies of all signed consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)                                   Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)                                  Listing.  The Company will use its best efforts to effect and maintain the listing of the Securities on Nasdaq.

(h)                                 Restriction on Sale of Securities.  During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the ADSs or Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of ADSs or Ordinary Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any ADSs or Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any ADSs or Ordinary Shares issued or restricted shares, restricted share units or options to purchase ADSs or Ordinary Shares granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any ADSs or Ordinary Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, or (E) any registration statement on Form S-8.  Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 15-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this clause (i) shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, unless the Representative waive, in writing, such extension.

(i)                                     Lock-up Waiver.  If the Representative, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 5(q) hereof for an executive officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit F hereto through a major news service at least two business days before the effective date of the release or waiver.

(j)                                    Reporting Requirements.  The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k)                                 Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative.  The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representativeas an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l)                                     SAFE Compliance.  The Company agrees to see its best efforts to procure its shareholders who are PRC residents to comply with any applicable registrations or approvals required by the State Administration of Foreign Exchange (“SAFE”);

(m)                             Copies of Reports and Communications. During a period of three years from the effective date of the Registration Statement, the Company agrees to furnish to the Representative and, upon request, to each of the other Underwriters a copy of its annual report to shareholders, and to deliver to the Representative (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or mailed to shareholders; and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Group Entities are consolidated in reports furnished to its shareholders generally or to the Commission); provided, however, that (i) in each case the Company will have no obligation to deliver such reports or other communications (financial or other) to the extent they are publicly available on the Company’s website or the Commission’s EDGAR internet database, and (ii) if the Company ceases to be subject to reporting obligations under the 1934 Act, it will have no obligation hereunder to deliver reports or other communications (financial or other).

(n)                                 Use of Proceeds.  The Company agrees to use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement (the “Proceeds”) in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds” and in a manner such that the Company will be in compliance with any applicable laws, rules and regulations of any Governmental Entity having jurisdiction over the Company or the Group Entities. Specifically, (i) the Proceeds will not directly or indirectly be used, or lent, contributed or otherwise made available to any subsidiary, joint venture partner or other person or entity, towards any sales or operations in Belarus, Cote d’Ivoire, Cuba, Democratic Republic of the Congo, Iran, Iraq, Lebanon, Liberia, Libya, Myanmar, North Korea, Somalia, Sudan, Syria, Zimbabwe or any other country sanctioned by the OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by the OFAC; (ii) to use the Proceeds in a manner that will be in compliance with and will not result in the breach by any person of the U.S. Sanctions or any embargos or sanctions regulations imposed by the United Nations; and (iii) not to engage, directly or indirectly, in any other activities that would result in such breach of U.S. Sanctions or any embargos or sanctions regulations imposed by the United Nations. For the purposes of this paragraph, “U.S. Sanctions” include all U.S. sanctions or regulations issued or administered by the OFAC, all U.S. regulations codified in Chapter V of title 31, U.S. Code of Federal Regulations, all U.S. regulations issued under the authority of the Trading with the Enemy Act, the International Emergency Economic Powers Act, the International Security and Development Cooperation Act, the Antiterrorism and Effective Death Penalty Act, the Cuban Liberty and Democratic Solidarity (Libertad) Act, or the United Nations Participation Act, the aforementioned statutes themselves, and all orders, licenses or rules issued under the authority of any of the foregoing. The Company will maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations under this paragraph;

(o)                                 Deposit of Shares.  The Company agrees, prior to each Date of Delivery, to deposit Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be issued by the Depositary against receipt of such Shares and delivered to the Underwriters at such Date of Delivery;

(p)                                 Permitted Application.  The Company agrees to, upon request of any Underwriter, furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the ADSs (the “Permitted Application”); provided, however, that the Permitted Application shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(q)                                 Indemnification. The Company agrees to indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares and ADSs to be sold by the Company and the execution and delivery of this Agreement and the Deposit Agreement;

(r)                                    Press Release. The Company agrees to, prior to the Closing Time, issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any of the Group Entities, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of the Group Entities, or the offering of the ADSs, without the Underwriters’ prior consent; and

(s)                                   No Other Prospectus.  The Company agrees not to, at any time prior to the last Date of Delivery under this Agreement, directly or indirectly, offer or sell any Shares or ADSs by means of any “prospectus” (within the meaning of the 1933 Act), or use any “prospectus” (within the meaning of the 1933 Act) in connection with the offer or sale of the Shares or ADSs, in each case other than the Prospectus.

SECTION 4:                           Payment of Expenses.

(a)                                 Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the initial sale of the Securities by the Underwriters as contemplated by the Agreement, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Representative and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show (provided, however, expenses over $5,000 must be pre-approved by the Company), (viii) the filing fees incident to the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on Nasdaq, and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).  In addition to the foregoing, within the 15 days following the date of this Agreement, regardless of consummation of the offering contemplated hereby, the Company shall reimburse Representative for all reasonable fees and disbursements of Representative’s outside counsel, including all reasonable post closing fees relating to the offering, up to US$400,000 in the aggregate.

(b)                                 Warrants.  At the applicable Closing Time, the Company shall issue to the Representative warrants to purchase a number of Securities equal to seven percent (7%) of the number of Securities sold in the offering (“Warrants”) introduced by the Underwriters. The Warrants shall be exercisable at 100% of the public offering price in the offering. The Warrants shall be subject to a lock-up restriction pursuant to the rules of FINRA and in particular FINRA Rule 5110(g)(1), for a period of 180 days immediately following the date of effectiveness of the registration statement for the offering, and expire three (3) years from the date of effectiveness of the Registration Statement for the offering.  The Warrants shall include a “net issuance” or “cashless” exercise feature, and shall contain provisions for unlimited “piggyback” registration rights at the Company’s expense until expiration.

(c)                                  Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5:                           Conditions of Underwriters’ Obligations.

The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Principal Shareholder contained herein or in certificates of any officer of the Company, any Group Entities or the Principal Shareholder delivered pursuant to the provisions hereof as of the Closing Time or the Date of Delivery, as applicable, to the performance by the Company of its covenants and other obligations hereunder as of or before the Closing Time or the Date of Delivery, as applicable, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement; Rule 430A Information.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b)                                 Opinion of U.S. Counsel for Company.  At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Jones Day, United States counsel for the Company, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, substantially to the effect set forth in Exhibit B hereto.

(c)                                  Opinion of U.S. Counsel for Underwriters.  At the Closing Time, the Representative shall have received the favorable opinion in form and substance satisfactory to the Underwriters, dated the Closing Time, of DLA Piper LLP (US), counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d)                                 Opinion of PRC Counsel for Company.  At the Closing Time, the Representative shall have received from B&D Law Firm, PRC counsel for the Company, such written opinion or opinions, dated the Closing Time, in form and substance satisfactory to the Representative, substantially to the effect set forth in Exhibit C attached hereto.

(e)                                  Opinion of PRC Counsel for Underwriters.  At the Closing Time, the Representative shall have received from Allbright Law Offices, PRC counsel for the Underwriters, such written opinion or opinions, dated the Closing Time, in form and substance satisfactory to the Representative.

(f)                                   Opinion of Cayman Islands Counsel for Company.  At the Closing Time, the Representative shall have received from Maples and Calders, Cayman Islands counsel for the Company, such written opinion or opinions, dated the Closing Time, in form and substance satisfactory to the Representative, substantially to the effect set forth in Exhibit D attached hereto.

(g)                                  Opinions from Counsel for Depositary.  At the Closing Time, the Representative shall have received from Patterson Belknap Webb and Tyler LLP, counsel for the Depositary, such written opinion or opinions, dated the Closing Time, in form and substance satisfactory to the Representative, substantially to the effect set forth in Exhibit E attached hereto.

(h)                                 Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Group Entities considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(i)                                     Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representative shall have received from Deloitte Touche Tohmatsu Certified Public Accountants LLP a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)                                    Bring-down Comfort Letter.  At the Closing Time, the Representative shall have received from Deloitte Touche Tohmatsu Certified Public Accountants LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (k) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(k)                                 Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the Nasdaq, subject only to official notice of issuance.

(l)                                     No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(m)                             No Objected Filing.  No Registration Statement, General Disclosure Package or Prospectus shall have been filed to which you shall have objected in writing.

(n)                                 Deposit of Shares.  The Depositary shall have furnished or caused to be furnished to the Representative at the Closing Time certificates satisfactory to the Representative evidencing the deposit with it of the Shares being so deposited against issuance of the ADSs to be delivered by the Company at the Closing Time, and the execution, countersignature (if applicable), issuance and delivery of such ADSs pursuant to the Deposit Agreement.

(o)                                 Execution of Lock-up Agreements.  Each party set forth in Schedule C attached hereto shall have entered into an agreement (each a “Lock-Up Agreement”) in form and substance satisfactory to the Representative, substantially to the effect set forth in Exhibit A attached hereto.

(p)                                 CFO Certificate.  At such Date of Delivery, the Chief Financial Officer of the Company shall have furnished to the Representative an officer’s certificate, dated the date of delivery thereof, in form and substance satisfactory to the Representative.

(q)                                 Certificate of the Principal Shareholder.  At Closing Time, the Representative shall have received a certificate of the Principal Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of the Principal Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) the Principal Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

(r)                                    No Litigation.  There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any Governmental Agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations or otherwise, the issuance and sales of the Shares and ADSs, the listing and trading of the ADSs on the Nasdaq or the transactions contemplated by this Agreement and the Deposit Agreement.

(s)                                   No Adverse Legal Development.  There shall not be any adverse legislative or regulatory developments related to the PRC Mergers and Acquisitions Rules and Related Clarifications which in the sole judgment of the Representative after consultation with the Company (if practicable) would make it inadvisable or impractical to proceed with the public offering or the delivery of the Shares and the ADSs being delivered at the Closing Time and on each Date of Delivery on the terms and in the manner contemplated in this Agreement (including any such development that results in either PRC counsel for the Company or PRC counsel for the Underwriters not being able to deliver, at the Closing Time and at each Date of Delivery, the respective opinions of such counsel).

(t)                                    Effective Deposit Agreement.  The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect.

(u)                                 Additional Documents.  At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(v)                                 Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company and an Attorney-in-Fact at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6:                           Indemnification.

(a)                                 Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading[, or (C) the Directed Share Program, except, with respect to this clause (C), insofar as such loss, liability, claim, damage or expense is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Share Program;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company;

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

The Principal Shareholder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the indemnity set forth in paragraph (a) above; provided, however, that (A) the Principal Shareholder’s agreement to indemnify and hold harmless hereunder shall only apply insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any violations of any provisions set forth in Section 1(b), and provided further that none of the Underwriters shall be entitled to seek indemnification under this Section 6(a) from the Principal Shareholder unless both of the following conditions are met: (x) the Underwriter shall first have sought indemnity from the Company in writing under Section 6(a) and (y) the Company has not satisfied such request for indemnification within 45 days of written notification. Notwithstanding the foregoing, an Underwriter shall not be required to make an initial demand on the Company if the Company has filed for bankruptcy protection, announced that it is insolvent, received a going-concern qualification from its independent public accountants, or announced that there is considerable doubt that it will be able to continue as a going concern.

The Company agrees to, jointly and severally, indemnify and hold harmless each Underwriter against any taxes, including any withholding tax, goods and service tax, value added tax, business tax, documentary, stamp or similar issue tax, and including any interest and penalties, on any payment received by the Underwriters under this Section 6(a), provided, however, that the prior clause shall not apply to taxes on net income of an Underwriter imposed as a result of the Underwriter’s connection with the taxing jurisdiction other than a connection arising solely as a result of the transaction contemplated in this Agreement.

(b)                                 Indemnification of Company, Directors and Officers, and Principal Shareholder.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Principal Shareholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Sections 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  Subject to Section 6(e) below, in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(e) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7:                           Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, , on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e) hereof.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Principal within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Principal Shareholder.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A-1 hereto and not joint.

SECTION 8:                           Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Principal Shareholder submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or any person controlling the Principal Shareholder and (ii) delivery of and payment for the Securities.

SECTION 9:                           Termination of Agreement.

(a)                                 Termination.  The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and Group Entities considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in the United States, the PRC, Hong Kong, the Cayman Islands or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq, or (iv) a suspension or material limitation in trading in securities generally on Nasdaq or the New York Stock Exchange, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other regulatory authority; or (v) a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom, Hong Kong, the PRC, or the Cayman Islands; or (vi) a general moratorium on commercial banking activities in New York, London, Hong Kong, the PRC, or the Cayman Islands declared by the relevant authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10:                                            Default by the Company.  If the Company shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 14, 15 and 16 shall remain in full force and effect.  No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 11:                                            All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to Axiom Capital Management, Inc. at 780 Third Avenue, 43rd Floor, New York, New York 10017, with a copy to ECM Legal (facsimile: (212) [      ]); notices to the Company and the Principal Shareholder shall be directed to it at Wowo Limited, Third Floor, Chuangxin Building, No. 18 Xinxi Road, Haidian District, Beijing, People’s Republic of China, Attention of Chief Financial Officer .

SECTION 12:                                            No Advisory or Fiduciary Relationship.  Each of the Company and the Principal Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Principal Shareholder on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any Group Entities, the Principal Shareholder, or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Group Entities or the Principal Shareholder on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Principal Shareholder and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and the Principal Shareholder has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13:                                            Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company, the Principal Shareholder and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and its respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal Representative, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company, the Principal Shareholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal Representative, and for the benefit of no other person, firm or corporation.

SECTION 14:                                            Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Principal Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15:                                            GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK.

SECTION 16:                                            Consent to Jurisdiction; Waiver of Immunity.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  Each party not located in the United States appoints Law Debenture Corporate Services Inc. as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 17:                                            TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18:                                            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19:                                            Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company and the Principal Shareholder in accordance with its terms.

[INTENTIONALLY LEFT BLANK]

Very truly yours,

Wowo Limited

By
Title:

Principal Shareholder

CONFIRMED AND ACCEPTED,
as of the date first above written:

Axiom Capital Management, Inc.

For themselves and as Representative of the other Underwriters named in Schedule A-1 hereto.

By: AXIOM CAPITAL MANAGEMENT, INC.

By
Authorized Signatory

SCHEDULE A-1

The initial public offering price per share for the Securities shall be $[•].

Name of Underwriter	Number of Securities

Axiom Capital Management, Inc.

Total	[•]

Sch A-1

SCHEDULE B-1

Pricing Terms

1.The Company is selling  [                ] ADSs.

2.The initial public offering price per ADS shall be $[•].

SCHEDULE B-2

Free Writing Prospectuses

[SPECIFY EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS]

SCHEDULE C

List of Persons and Entities Subject to Lock-up

The following people or their custodial entities that directly holds shares in the company :

All Directors

All Executive Officers

All Shareholders holding more than 5% of the Company’s equity

SCHEDULE D

Group Entities

Wowo Group Limited

Wowo Mall (China) Ltd. (HK) (formerly named Wowo Holding Limited (HK))

Beijing Wowo Shijie Information Technology Co., Limited

VIEs:

Beijing Wowo Tuan Information Technology Co., Ltd.

Beijing Kai Yi Shi Dai Network Technology Co., Ltd.

VIEs’ Subsidiaries:

Wuxi Yuzhong Internet Technology Co., Ltd.

Jilin Wowo Tuan Information Technology Co., Ltd.

Shandong Wowo Mall Information Technology Co., Ltd.

Exhibit A

Form of Lock-Up Agreement

Exhibit B

FORM OF OPINION OF U.S. COUNSEL TO THE COMPANY

Exhibit C

FORM OF OPINION OF PRC COUNSEL TO THE COMPANY

Exhibit D

FORM OF OPINION OF CAYMAN ISLANDS COUNSEL TO THE COMPANY

Exhibit E

FORM OF OPINION OF COUNSEL TO THE DEPOSITARY

Exhibit F

FORM OF PRESS RELEASE

TO BE ISSUED PURSUANT TO SECTION 3(i)

WOWO LIMITED
[Date]

Wowo Limited (the “Company”) announced today that Axiom Capital Management, Inc., the joint book-running manager in the Company’s recent public sale of [•] ADSs, are [waiving] [releasing] a lock-up restriction with respect to            ordinary shares held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on     ,       20   , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.]